Exhibit 99.1

Rigetti Computing Reports First Quarter 2026 Financial Results

Continued execution driven by 108-qubit system availability, customer deployments, and international expansion

BERKELEY, Calif., May 11, 2026 -- Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced financial results for the first quarter ended March 31, 2026 and provided an update on recent business and technology milestones.

First Quarter 2026 Financial Highlights

●Total revenues for the three months ended March 31, 2026 were $4.4 million
●Operating loss for the three months ended March 31, 2026 was $26.0 million
●For the three months ended March 31, 2026: GAAP net income $33.1 million; non-GAAP net loss $14.7 million
●For the three months ended March 31, 2026: GAAP diluted net loss per share $(0.06); non-GAAP diluted net loss per share $(0.04)
●As of March 31, 2026, cash, cash equivalents and available-for-sale investments totaled $569.0 million

“In the first quarter, we continued to execute on our strategy by bringing our 108-qubit Cepheus-1-108Q system into general availability on Rigetti QCS, Amazon Braket, Microsoft Azure Quantum, and qBraid,” said Dr. Subodh Kulkarni, Rigetti CEO. “We believe Cepheus-1-108Q is one of the most powerful generally available gate-based quantum computers in the world, and as the largest modular system on the market today, it is an important validation of our chiplet-based architecture in a production setting.

“We are also seeing growing adoption of Rigetti systems across government, academic, and commercial customers, including new on-premises Novera QPU sales that contributed to year-over-year revenue growth,” Dr. Kulkarni continued. “At the same time, we remain focused on disciplined execution against our roadmap to quantum advantage, continuing to improve system fidelity and scale, supported by a strong balance sheet and prudent capital deployment.”

Rigetti ended the first quarter of 2026 with a strong cash position and no debt, providing flexibility to continue investing behind its technology roadmap and customer opportunities.

Business and Strategic Updates

General Availability of 108-Qubit Quantum System

Rigetti recently announced the general availability of its 108-qubit Cepheus-1-108Q quantum computing system, accessible to customers via Rigetti QCS and through Amazon Braket, Microsoft Azure Quantum, and qBraid. Cepheus-1-108Q is Rigetti’s highest-qubit-count system to date and the industry’s largest modular quantum computing system. Comprising twelve interconnected 9-qubit chiplets, the system builds on Rigetti’s prior 36-qubit Cepheus-1-36Q system and further validates the Company’s chiplet-based scaling architecture.

Advancing On-Premises Quantum Computing Systems

Rigetti continued to advance delivery of previously announced on-premises system orders, including Novera-based systems supporting research, development, and system-level experimentation. During the quarter, the Company completed the sale and shipment of a 9-qubit Novera QPU to the University of Saskatchewan, which will serve as the core of the institution’s first quantum computing system. These sales underscore sustained demand for hands-on access to quantum hardware across academic, government, and research institutions and contributed to year-over-year revenue growth.

International Expansion and UK Investment Initiative

Rigetti announced its intention to invest up to $100 million in the United Kingdom to accelerate quantum computing development. The planned investment will go toward deploying a UK-based quantum computing system with over 1,000 qubits in the next three to four years and builds on the Company’s existing presence in the UK and aligns with the UK government’s broader initiative to advance domestic quantum infrastructure. It is expected to support continued development of scalable superconducting quantum systems and long-term collaboration across government, academic, and industry partners.

Technology Milestones

Continued Fidelity Improvements Across Superconducting Systems

Rigetti continued to demonstrate progress in gate performance across its superconducting quantum platforms during the quarter. The Company achieved a median 99.8% two-qubit gate fidelity with 40 nanosecond gate speeds on its 9-qubit system by using a proprietary adiabatic CZ gate scheme. Leveraging this same gate scheme, the Company achieved two-qubit gate fidelities as high as 99.9% on prototype systems, reinforcing confidence that high-fidelity operations can be maintained as systems scale. Rigetti also sustained strong single-qubit fidelity across deployed systems, supporting more reliable circuit execution.

Advancements in Chiplet-Based Architecture

Rigetti made further progress in validating and optimizing its chiplet-based quantum architecture. During system testing, the Company identified and addressed coupler-related interactions that emerge at scale, implementing chip design refinements that improved system speed and performance consistency. Rigetti believes that its chiplet-based approach provides a practical path toward larger-scale quantum systems over time.

System-Level Performance and Control Enhancements

Throughout the quarter, Rigetti continued to improve system-level performance through refinements across the stack, including innovations in materials and fabrication techniques and upgraded control electronics. These enhancements support greater operational stability and reproducibility across systems, enabling customers to run wider and deeper circuits while maintaining the fast gate speeds inherent to superconducting qubit technology.

Ongoing Error Mitigation and Scalability Research

Rigetti continued its collaboration with ecosystem partners, including Riverlane, to advance error mitigation and error correction research on Rigetti’s superconducting quantum systems. While fault-tolerant quantum computing remains a longer-term objective, the Company believes sustained progress in fidelity, speed, and scale is essential to enabling practical quantum advantage.

Conference Call and Webcast

Rigetti will host a conference call today, May 11, 2026, at 5:00 pm ET, or 2:00 pm PT, to discuss its first quarter 2026 financial results.

You can listen to a live audio webcast of the conference call at https://edge.media-server.com/mmc/p/9vx4c96d or the "Events & Presentations" section of the Company's Investor Relations website at https://investors.rigetti.com/. A replay of the conference call will be available at the same locations following the conclusion of the call for one year.

To participate in the live call, you must register using the following link: https://register-conf.media-server.com/register/BIdbc06bbc0efb4b84b0681bceed95f22a. Once registered, you will receive dial-in numbers and a unique PIN number. When you dial in, you will input your PIN and be routed into the call. If you register and forget your PIN, or lose the registration confirmation email, simply re-register to receive a new PIN.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. Rigetti quantum computers are based on superconducting qubits, which are widely believed to be the leading qubit modality given their maturity, clear path to scaling, and fast gate speeds. Current Rigetti quantum computing systems achieve gate speeds of 50-70 nanoseconds, which is about 1,000 times faster than alternative modalities such as trapped-ion and neutral-atom systems.

Rigetti sells on-premises 9-qubit to 108-qubit quantum computing systems, supporting national laboratories and quantum computing centers. Rigetti’s Cepheus 36-qubit to 108-qubit systems are based on the Company’s proprietary chiplet-based technology and include the Company’s control electronics. Rigetti’s 9-qubit Novera QPU supports a broader R&D community with a high-performance, on-premises QPU designed to plug into a customer’s existing cryogenic and control systems.

The Company operates quantum computers over the cloud through its Rigetti Quantum Cloud Services (QCS) platform, enabling global enterprise, government, and research clients to pursue R&D. The Company’s proprietary quantum-classical infrastructure provides high-performance integration with public and private clouds for practical quantum computing.

Rigetti developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. Leveraging this proprietary technology, Rigetti deployed the industry’s largest multi-chip quantum computer in 2026 with Cepheus-1-108Q, based on twelve 9-qubit chiplets tiled together. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at https://www.rigetti.com/.

Contacts

Rigetti Computing Investor Contact:

IR@Rigetti.com

Rigetti Computing Media Contact:

press@rigetti.com

Non-GAAP Financial Measures

To supplement Rigetti’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures, non-GAAP net loss, non-GAAP net loss per share attributable to common stockholders-basic and non-GAAP net loss per share attributable to common stockholders-diluted. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. Non-GAAP net loss is defined as GAAP net income excluding stock-based compensation expenses, change in fair value of derivative warrant liabilities and change in fair value of earn-out liabilities, non-GAAP net loss per share attributable to common stockholders-basic is defined as non-GAAP net loss divided by the weighted average shares used to compute net income per share attributable to common stockholders-basic and non-GAAP net loss per share attributable to common stockholders-diluted is defined as non-GAAP net loss divided by the weighted average shares used to compute net (loss) income per share attributable to common stockholders-diluted. The Company excludes stock-based compensation expenses, change in fair value of derivative warrant liabilities and change in fair value of earn-out liabilities from non-GAAP net loss and non-GAAP net loss per share attributable to common stockholders - basic and non-GAAP net loss per share attributable to common stockholders – diluted, primarily because these are non-cash items that the Company believes are not reflective of ongoing operating results and such items may not be comparable from period to period due to changes in the fair market value of the Company’s common stock, which is influenced by external factors such as the volatility of public markets and the performance of the Company’s peers. These non-GAAP financial measures, which are included in this press release and which may be referred to on the conference call discussing the Company’s first quarter financial results, are provided as supplemental information to the financial measures presented in this press release and discussed on the conference call that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. For a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure, please refer to the reconciliation tables at the end of this press release.

Cautionary Language and Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including statements with respect to the Company’s expectations with respect to its future success and performance, including the belief that Cepheus-1-108Q is one of the most powerful generally available gate-based quantum computers in the world and its importance in validation of the Company’s chiplet-based architecture, including its capability to scale, in a production setting; belief that the on-premise sales underscore sustained demand for hands-on access to quantum hardware in various spaces; confidence that high-fidelity operations can be maintained as systems scale; belief that the Company’s chiplet-based approach provides a practical path toward larger-scale quantum systems over time; and belief that, while  fault-tolerant quantum computing remains a longer-term objective, sustained progress in fidelity, speed, and scale is essential to enabling practical quantum advantage. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap; Company’s ability to deliver products to customers in time or at all, including actions by customers, such as controls over their facilities and cancelling orders; the ability of the Company to obtain government contracts successfully and in a timely manner and the availability of government funding; the potential of quantum computing; the success of the Company’s partnerships and collaborations; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and expansion plans; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including rising inflation and interest rates, deteriorating international trade relations, political turmoil, natural catastrophes, warfare, and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and other documents filed by the Company from time to time with the Securities and Exchange Commission.

These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value)

(unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$48,146	$44,851
Available-for-sale investments - short-term	370,100	398,660
Accounts receivable	4,376	2,551
Prepaid expenses	2,242	3,186
Other current assets	7,341	5,512
Total current assets	432,205	454,760
Available-for-sale investments - long-term	150,736	146,321
Property and equipment, net	57,589	57,051
Operating lease right-of-use assets	6,054	6,411
Other assets	4,100	2,031
Total assets	$650,684	$666,574

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,071	$3,488
Accrued expenses and other current liabilities	5,596	5,582
Current derivative warrant liabilities	48,874	—
Current portion of deferred revenue	1,064	847
Current portion of operating lease liabilities	2,274	2,235
Total current liabilities	61,879	12,152
Deferred revenue, less current portion	698	698
Operating lease liabilities, less current portion	4,509	4,932
Derivative warrant liabilities	—	102,593
Total liabilities	67,086	120,375
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 332,307,985 shares issued and outstanding at March 31, 2026 and 331,282,895 shares issued and outstanding at December 31, 2025	33	33
Additional paid-in capital	1,322,119	1,316,126
Accumulated other comprehensive (loss) income	(706)	997
Accumulated deficit	(737,848)	(770,957)
Total stockholders’ equity	583,598	546,199
Total liabilities and stockholders’ equity	$650,684	$666,574

RIGETTI COMPUTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$4,400	$1,472
Cost of revenue	3,022	1,030
Total gross profit	1,378	442
Operating expenses:
Research and development	19,957	15,455
Selling, general and administrative	7,372	6,619
Total operating expenses	27,329	22,074
Loss from operations	(25,951)	(21,632)
Other income:
Interest income	5,363	2,152
Change in fair value of derivative warrant liabilities	53,697	53,262
Change in fair value of earn-out liabilities	—	8,837
Total other income	59,060	64,251
Net income before provision for income taxes	33,109	42,619
Provision for income taxes	—	—
Net income	$33,109	$42,619
Net (loss) income available to common stockholders used in diluted (loss) income per share	$(20,588)	$38,256
Net income per share attributable to common stockholders – basic	$0.10	$0.15
Net (loss) income per share attributable to common stockholders – diluted	$(0.06)	$0.13
Weighted average shares used to compute net income per share attributable to common stockholders – basic	332,059	284,698
Weighted average shares used to compute net (loss) income per share attributable to common stockholders – diluted	335,437	301,595

RIGETTI COMPUTING INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$33,109	$42,619
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,615	1,829
Stock-based compensation	5,890	4,174
Change in fair value of earn-out liabilities	—	(8,837)
Change in fair value of derivative warrant liabilities	(53,697)	(53,262)
Accretion of available-for-sale securities	(1,388)	(1,423)
Non-cash lease expense	419	384
Changes in operating assets and liabilities:
Accounts receivable	(1,825)	1,359
Prepaid expenses, other current assets and other assets	(2,998)	1,379
Deferred revenue	217	34
Accounts payable	1,615	747
Accrued expenses and operating lease liabilities	(173)	(2,654)
Net cash used in operating activities	(16,216)	(13,651)
Cash flows from investing activities:
Purchases of property and equipment	(4,411)	(2,547)
Purchases of available-for-sale securities	(100,779)	(44,062)
Maturities of available-for-sale securities	125,000	23,000
Net cash provided by (used in) investing activities	19,810	(23,609)
Cash flows from financing activities:
Payments of offering costs	—	(73)
Net proceeds from tax withholdings on sell-to-cover equity award transactions	—	6,272
Proceeds from issuance of common stock upon exercise of stock options	51	327
Proceeds from issuance of common stock upon exercise of warrants	30	409
Net cash provided by financing activities	81	6,935
Effects of exchange rate changes on cash and cash equivalents	(380)	(187)
Net increase (decrease) in cash and cash equivalents	3,295	(30,512)
Cash and cash equivalents – beginning of period	44,851	67,674
Cash and cash equivalents – end of period	$48,146	$37,162
Supplemental disclosures of other cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment recorded in accounts payable	1,222	1,408
Purchases of property and equipment recorded in accrued expenses	—	74
Non-cash addition to operating lease right-of-use asset and liability	62	—
Reclassification of earn-out liabilities to additional paid-in capital for vesting of Promote Sponsor Vesting Shares	—	32,946
Reclassification of derivative liabilities to additional paid-in capital due to exercise of Public Warrants	22	257
Purchases of deferred offering costs in accounts payable	—	122
Unrealized loss on short term investments	(1,312)	(8)

RIGETTI COMPUTING INC.

Reconciliation of Net Income to Non-GAAP Net Loss and Calculation of Non-GAAP Net Loss per share attributable to common stockholders – basic

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Net income (GAAP Measure)	$33,109	$42,619
Excluding:
Stock-based compensation expense	5,890	4,174
Change in fair value of derivative warrant liabilities	(53,697)	(53,262)
Change in fair value of earn-out liabilities	—	(8,837)
Non-GAAP Net Loss	$(14,698)	$(15,306)
Net income per share attributable to common stockholders – basic (GAAP Measure)	$0.10	$0.15
Non-GAAP Net loss per share attributable to common stockholders –basic	$(0.04)	$(0.05)
Weighted average shares used to compute net income per share attributable to common stockholders –basic	332,059	284,698

RIGETTI COMPUTING INC.

Reconciliation of Net Income to Non-GAAP Net Loss and Calculation of Non-GAAP Net Loss per share attributable to common stockholders – diluted

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Net income (GAAP Measure)	$33,109	$42,619
Excluding:
Stock-based compensation expense	5,890	4,174
Change in fair value of derivative warrant liabilities	(53,697)	(53,262)
Change in fair value of earn-out liabilities	—	(8,837)
Non-GAAP Net Loss	$(14,698)	$(15,306)
Net (loss) income per share attributable to common stockholders – diluted (GAAP Measure)	$(0.06)	$0.13
Non-GAAP Net loss per share attributable to common stockholders –diluted	$(0.04)	$(0.05)
Weighted average shares used to compute net (loss) income per share attributable to common stockholders –diluted	335,437	301,595